EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55117, 333-33487 and 333-105833) of Barrett
Business Services, Inc. of our report dated March 9, 2005 relating to the financial statements, which appears in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2005